POWER OF ATTORNEY
For Executing Forms 3, 4, 5 and 144

Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Angelo M. Ninivaggi, Kate A. Gitter or Mary J. Bathke signing singly, the undersigned's true and lawful attorney-in-fact to:

Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Angelo M. Ninivaggi, Ginger M. Jones or Mary J. Bathke as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section 16 (a) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules thereunder, and Form 144 in accordance with United States Securities and Exchange Commission ("SEC") Rule 144 under the Securities Act of 1933 ("Rule 144);

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, 5 and/or 144 and the timely filing of such form with the SEC and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and things whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act or Rule 144.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November, 2014.

/s/  Yong Jin Lim